Exhibit 5(a)(1)

                           AARP Tax Free Income Trust
                                 345 Park Avenue
                            New York, New York 10154

                                                                February 1, 1994

Scudder, Stevens & Clark, Inc.
345 Park Avenue
New York, New York 10154

                         Investment Management Agreement

Dear Sirs:

        AARP Tax Free Income Trust (the "Trust") has been established as a Massachusetts business trust to engage in the business of an investment company. The Trust's Declaration of Trust provides that the Trust's Trustees may, from time to time, determine that the shares of beneficial interests of the Trust ("Shares") shall be issued in separate series of the Trust ("Series"). There are currently two Series. Series may be abolished and dissolved, and additional series established, from time to time by action of the Trustees. The Trust has selected you to act as the sole investment manager, for each of the two Series of the Trust and for each Series that may subsequently be authorized by the Trustees (unless otherwise provided at the time and subject to such conditions and amendments to this Agreement as shall mutually be agreed upon), and to provide certain other services, as more fully set forth below, and you have indicated that you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Trust agrees with you as follows:

        1. Delivery of Documents. The Trust engages in the business of investing and reinvesting the assets of the Trust in the manner and in accordance with the investment objectives, policies and restrictions specified in the currently effective Prospectus ("Prospectus") and Statement of Additional Information ("SAI") included in the Trust's Registration Statement on Form N-1A, as amended from time to time (the "Registration Statement") filed by the Trust under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended. Copies of the documents referred to in the preceding sentence have been furnished to you by the Trust. The Trust has also furnished you with copies properly certified or authenticated of each of the following additional documents related to the Trust:

              (a) Amended and Restated Declaration of Trust, dated November 1, 1984, as amended to date (the "Declaration").

              (b) By-Laws of the Trust as in effect on the date hereof (the "By-Laws").

              (c) Resolutions of the Trustees and the shareholders selecting you as investment manager and approving the form of this Agreement.

        The Trust will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements, if any, to the foregoing, including the Prospectus, the SAI and the Registration Statement.

        2. Portfolio Management Services. As manager of the assets of the Trust, you shall provide to each Series of the Trust continuing investment management of its assets in accordance with the investment objectives, policies and restrictions set forth in the Prospectus and SAI; the applicable provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended (the "Code"), relating to regulated investment companies and all rules and regulations thereunder; and all other applicable federal and state laws and regulations of which you have knowledge; subject always to policies and instructions adopted by the Trust's Board of Trustees. In connection therewith, you shall use reasonable efforts to manage the Series so that each Series will qualify as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. Each Series shall have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to your

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

investment advisory clients. In managing the Series in accordance with the requirements set forth in this section 2, you shall be entitled to receive and act upon the advice of counsel to the Trust or counsel to you. You shall also make available to the Trust promptly upon request all of the Series' investment records and ledgers as are necessary to assist the Trust to comply with the requirements of the 1940 Act and other applicable laws. To the extent required by law, you shall furnish to regulatory authorities having the requisite authority any information or reports in connection with the services provided pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

        You shall determine the securities, instruments, investments, currencies, repurchase agreements, futures, options and other contracts relating to investments to be purchased, sold or entered into by each Series and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to your determinations and all in accordance with each Series' policies as expressed in the Registration Statement. You shall determine what portion of each Series' portfolio shall be invested in securities and other assets and what portion, if any, should be held uninvested.

        You shall furnish to the Trust's Board of Trustees periodic reports on the investment performance of each Series and on the performance of your obligations pursuant to this Agreement, and you shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

        3. Administrative Services. In addition to the portfolio management services specified above in section 2, you shall furnish at your expense for the use of each Series such office space and facilities as each Series may require for its reasonable needs, and you (or one or more of your affiliates designated by you) shall render to the Trust administrative services on behalf of each Series necessary for operating as an investment company and not provided by persons not parties to this Agreement including, but not limited to, preparing reports to and meeting materials for the Trust's Board of Trustees and reports and notices to Series shareholders; supervising, negotiating contractual arrangements with, to the extent appropriate, and monitoring the performance of, custodians, depositories, transfer and pricing agents, accountants, attorneys, printers, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable to Trust or Series operations; preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the Registration Statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by each Series' transfer agent; assisting in the preparation and filing of each Series' federal, state and local tax returns; preparing and filing each Series' federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities, the calculation of net asset value and the calculation and payment of distributions to Series shareholders; monitoring the registration of Shares of each Series under applicable federal and state securities laws; maintaining or causing to be maintained for each Series all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by each Series' custodian or other agents of each Series; assisting in establishing the accounting policies of each Series; assisting in the resolution of accounting issues that may arise with respect to each Series' operations and consulting with each Series' independent accountants, legal counsel and each Series' other agents as necessary in connection therewith; establishing and monitoring each Series' operating expense budgets; reviewing each Series' bills; processing the payment of bills that have been approved by an authorized person; assisting each Series in determining the amount of dividends and distributions available to be paid by each Series to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent and the custodian with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the Trust as it may reasonably request in the conduct of each Series' business, subject to the direction and control of the Trust's Board of Trustees. Nothing in this Agreement shall be deemed to shift to you or to diminish the obligations of any agent of the Series or any other person not a party to this Agreement which is obligated to provide services to each Series.

        4. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 4, you shall pay the compensation and expenses of all Trustees, officers and executive employees of the Trust (including each Series' share of payroll taxes) who are affiliated persons of you, and you shall make available or cause to be made available, without expense to the Trust, the services of such of your directors, officers and employees as may duly be elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. You shall provide, or cause to be provided, at your expense the portfolio management services described in section 2 hereof and the administrative services described in section 3 hereof. You shall not be required to pay any expenses of the Trust or a Series other than those specifically allocated to you in this paragraph 4. In particular, but without limiting the generality of the foregoing, you shall not be responsible, except to the extent of the reasonable compensation of such of the Trust's Trustees and

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

officers as are directors, officers or employees of you or of your partners whose services may be involved, for the following expenses of the Trust or its
Series: organization expenses of the Series (including out-of-pocket expenses, but not including your overhead or employee costs); fees payable to you and to any other Series advisers or consultants; legal expenses; auditing and accounting expenses; maintenance of books and records which are required to be maintained by each Series' custodian or other agents of the Trust; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by each Series in connection with membership in investment company trade organizations; fees and expenses of each Series' custodians, subcustodians, transfer agents, dividend disbursing agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and, except as provided below in this section 4, other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of securities issued by the Series; expenses relating to investor and public relations; expenses and fees of registering or qualifying Shares of each Series for sale; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of the Series' portfolio securities; the compensation and all expenses (specifically including travel expenses relating to Trust business) of Trustees, officers and employees of the Trust who are not affiliated persons of you; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Series; expenses of printing and distributing reports, notices and dividends to shareholders; expenses of printing and mailing Prospectuses and SAIs of the Series and supplements thereto; costs of stationery; any litigation expenses; indemnification of Trustees and officers of the Trust; costs of shareholders' and other meetings; and travel expenses (or an appropriate portion thereof) of Trustees and officers of the Trust who are directors, officers or employees of you to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust or any committees thereof or advisors thereto held outside of Boston, Massachusetts or New York, New York.

        You shall not be required to pay expenses of any activity which is primarily intended to result in sales of Shares of each Series if and to the extent that (i) such expenses are required to be borne by a principal underwriter which acts as the distributor of each Series' Shares pursuant to an underwriting agreement which provides that the underwriter shall assume some or all of such expenses, or (ii) the Trust on behalf of the Series shall have adopted a plan in conformity with Rule 12b-1 under the 1940 Act providing that the Series (or some other party) shall assume some or all of such expenses, or
(iii) such expenses are required to be borne by Scudder pursuant to section 4 of the Investment Company Services Agreement, dated as of October 9, 1984, among American Association of Retired Persons, AARP/Scudder Financial Management Company, and us. You shall be required to pay such of the foregoing sales expenses as are not required to be paid by the principal underwriter pursuant to the underwriting agreement or are not permitted to be paid by the Series (or some other party) pursuant to such a plan.

        5. Management Fee. For all services to be rendered, payments made and costs to be assumed by you as provided in paragraphs 2, 3 and 4 hereof, the Trust shall pay you on the last day of each month the unpaid balance of a fee composed of an asset charge in two parts.

              (a) The asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraphs (b) and (c) below. The computation shall be made for each such day on the basis of net assets as of the close of business of the full business day one (1) business day prior to the day for which the computation is being made. In the case of the suspension of the computation of net asset value, the asset charge for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. As used herein, "net assets" as of the close of a full business day shall include all transactions in shares of each Series recorded on the books of each Series for that day.

              (b) The base fee rate part of the fee shall be based on the average daily net assets of all funds within the AARP Investment Program from Scudder (the "Program"), including any new fund which may be organized in the future. The base fee rate will be the percent of Program net assets as set forth in the following table.

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


                                  Base Fee Rate

     ----------------------------------------------------------------------
               Program Assets                  Annual Rate at Each
                 (Billions)                        Asset Level
     ----------------------------------------------------------------------
     First $2                                         0.35%
     ----------------------------------------------------------------------
     Next $2                                          0.33
     ----------------------------------------------------------------------
     Next $2                                          0.30
     ----------------------------------------------------------------------
     Next $2                                          0.28
     ----------------------------------------------------------------------
     Next $3                                          0.26
     ----------------------------------------------------------------------
     Next $3                                          0.25
     ----------------------------------------------------------------------
     Over $14                                         0.24
     ----------------------------------------------------------------------

        The portion of the base fee rate which each Series shall bear will be the same percentage of the base fee rate as its net assets are to the total net assets of all the Program funds.

              (c) The fund fee rate part of the fee shall be 0.10 percent per annum of net assets of AARP High Quality Tax Free Money Fund and 0.19 percent per annum of net assets of AARP Insured Tax Free General Bond Fund.

        The value of net assets of the Trust or any Series shall be determined pursuant to the applicable provisions of the Declaration, By-Laws and
Registration Statement of the Trust. If, pursuant to such provisions, the determination of net asset value for any Series is suspended for any particular business day, then for the purposes of this paragraph 5, the value of the net assets of that series of the Trust as last determined shall be deemed to be the value of the net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of the portfolio of that Series may lawfully be determined, on that day. If the determination of the net asset value of the shares of any Series of the Trust has been suspended pursuant to the Declaration, By-Laws or Registration Statement of the Trust for a period including such month, your compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Trust as last determined (whether during or prior to such month). If a Series determines the net asset value of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 5.

        You agree that your gross compensation for any fiscal year shall not be greater than an amount which, when added to the other expenses of a Series, shall cause the aggregate expenses of the Series to equal the maximum expenses under the lowest applicable expense limitation established pursuant to the statutes or regulations of any jurisdiction in which the Shares of the Trust may be qualified for offer and sale. Except to the extent that such amount has been reflected in reduced payments to you, you shall refund to the Series the amount of any payment received in excess of the limitation pursuant to this section 5 as promptly as practicable after the end of such fiscal year, provided that you shall not be required to pay the Trust or Series an amount greater than the fee paid to you in respect of such year pursuant to this Agreement. As used in this section 5, "expenses" shall mean those expenses included in the applicable expense limitation having the broadest specifications thereof, and "expense limitation" means a limit on the maximum annual expenses which may be incurred by an investment company determined (i) by multiplying a fixed percentage by the average, or by multiplying more than one such percentage by different specified amounts of the average, of the values of an investment company's net assets for a fiscal year or (ii) by multiplying a fixed percentage by an investment company's net investment income for a fiscal year. The words ("lowest applicable expense limitation" shall be construed to result in the largest reduction of your compensation for any fiscal year of the Trust; provided, however, that nothing in this Agreement shall limit your fees if not required by an applicable statute or regulation referred to above in this section 5.

        You may waive all or a portion of your fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of your services. You shall be contractually bound hereunder by the terms of any publicly announced waiver of your fee, or any limitation of a Series' expenses, as if such waiver or limitation were fully set forth herein.

        6. Avoidance of Inconsistent Position; Services Not Exclusive. In connection with purchases or sales of portfolio securities and other investments for the account of a Series, neither you nor any of your partners, directors, officers or employees will act as a principal or agent or receive any commission. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for a Series' account with brokers or dealers selected by you in accordance with Trust or Series policies as expressed in the Registration Statement. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of a Series, you will act solely as investment counsel for such clients and not in any way on behalf of a Series. Your services to the Trust and each

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

Series pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and other services to others. In acting under this Agreement, you shall be an independent contractor and not an agent of the Trust or a Series.

        7. Limitation of Liability of Manager. As an inducement to your undertaking to render services pursuant to this Agreement, the Trust agrees that you shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or its Series in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect you against any liability to the Trust, each Series or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties or by reason of your reckless disregard of your obligations and duties hereunder. Any person, even though also employed by you, who may be or become an employee of and paid by the Trust or a Series shall be deemed, when acting within the scope of his or her employment by the Trust or Series, to be acting in such employment solely for the Trust or Series and not as your employee or agent.

        8. Duration and Termination of this Agreement. This Agreement shall remain in force until August 31, 1995, and with respect to each Series, from year to year thereafter, but only so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval and (ii) by the Trustees of the Trust, or, with respect to each Series, by vote of a majority of the outstanding voting securities of such Series of the Trust. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

        This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty, by the Trustees, by vote of a majority of the outstanding voting securities of each Series (or of a Series, with respect only to that Series), or by you. This Agreement shall automatically terminate in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of your business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of your business shall not be deemed to be an assignment for the purposes of this Agreement.

        9. Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to any Series until approved by the vote of a majority of the outstanding securities of that Series and by the Trustees, including a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

        10. Limitation of Liability for Claims. The Declaration, a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of The Commonwealth of Massachusetts, provides that the name "AARP Tax Free Income Trust" refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no shareholder of any Series of the Trust, or Trustee, officer, employee or agent of the Trust, shall be subject to claims against or obligations of the Trust or of any Series of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

        You are hereby expressly put on notice of the limitation of liability as set forth in the Declaration and you agree that the obligations assumed by the Trust on behalf of any Series of the Trust pursuant to this Agreement shall be limited in all cases to the Series and its assets, and you shall not seek satisfaction of any such obligation from the shareholders or any shareholder of any Series of the Trust, or from any Trustee, officer, employee or agent of the Trust. You understand that the rights and obligations of a Series, under the Declaration are separate and distinct from those of any and all other Series.

        11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their constriction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        In interpreting the provisions of this Agreement, the definition contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.

        This Agreement shall be construed in accordance with and governed by the laws of New York.

       This  Agreement  shall  supersede  all  prior  investment   advisory  or
management agreements entered into between you and the Trust on behalf of the Series.

        If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract.

                                               Yours very truly,


                                               AARP TAX FREE INCOME TRUST



                                               By: /s/Linda Coughlin
                                                   ----------------------------
                                                    President







The foregoing Agreement is hereby accepted as of the date hereof.

SCUDDER, STEVENS & CLARK, INC.



By:  /s/David S. Lee
    ------------------------------
     Managing Director




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